Exhibit 13.1

                      CHIEF EXECUTIVE OFFICER CERTIFICATION
                       Pursuant to 18 U.S.C. Section 1350

In connection with the annual report of Excel Maritime Carriers Ltd. (the" Company") on Form 20-F for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of Sarbanes -Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification is made solely for the purposes of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.



Date:  June 26, 2007


/s/ Christopher Georgakis
--------------------------------
Christopher Georgakis
Chief Executive Officer


SK 02545 0001 786576